EXHIBIT 99.1

Record Time for Oracle Implementation

Zanett's Whitbread Technology Partners Provides Tailored Solution for Mid-Market Companies

NEW YORK--March 1, 2006--Whitbread Technology Partners (Whitbread), Zanett Inc.'s (NASDAQ:ZANE - News) New England-based solutions practice, announced a new speed record for a successful Oracle implementation. Broadbus Technologies, Inc. (Broadbus) of Boxborough, MA, went live on the Oracle E-Business Suite in a record 10 weeks. In order to expedite delivery time, Whitbread utilized Oracle's Special Edition Accelerator, a tool specifically designed to assist mid-market companies implement Oracle quickly and cost effectively. Zanett got the client successfully up and running in a record 10 weeks, while the typical Oracle implementations usually can take 20 weeks or more.

Oracle mid-market solutions

"Oracle's commitment to the mid-market represents an exciting opportunity for us," said John Schmottlach, head of the Whitbread practice. "Oracle's applications are outstanding and the Special Edition Accelerator allows us to offer the product at a compelling price point. Mid-market companies have the same requirements as larger ones; they need a solution that is powerful enough to keep them competitive."

Zanett's Whitbread chosen

"We chose Oracle because of the capabilities of the product and Whitbread because of their ability to implement it quickly. We were not disappointed with either decision and are very pleased with the result," said Broadbus CFO Scott Bryce. "We anticipate growing our business significantly over the next few years and needed an enterprise software platform that would scale and be robust enough to address the complexities of our business."

About Zanett (www.zanett.com)

Zanett is an information technology ("IT") company that provides customized, mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security. The Company operates in two segments: Government Solutions and Commercial Solutions.

The Government Solutions segment specializes in providing advanced software and satellite engineering services with domain area expertise in the realm of classified geospatial data exploitation and representation as well as IT infrastructure related to Homeland Defense and Homeland Security.

The Company's Commercial Solutions segment provides full lifecycle, high value, end-to-end business solutions including services to initiate, develop and implement e-business systems, application development, project management, business analysis, architecture design, package customization, testing and quality assurance and implementation management, implementation of ERP, supply chain management ("SCM") and customer relationship management ("CRM") systems, and voice and data communications network integration solutions that include the provision of hardware, peripheral equipment and telecommunications lines for voice and data communications networks as well as related security and design services.

Zanett is headquartered in New York City and has offices in Boston, Cincinnati, Indianapolis, and Denver. Founded in 2000, Zanett is listed on the NASDAQ Capital Market under the symbol ZANE.

About Broadbus (www.broadbus.com)

Broadbus develops fully scalable, next-generation video on-demand server systems designed to solve streaming scale, space, power consumption and live ingest issues for communications service providers deploying advanced video services such as VOD, Subscription VOD, and ultimately, full-scale Television On-Demand (TOD).

Forward-Looking Statements

Certain statements in this news release regarding projected results of operations or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as "forward-looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett currently is considering, but in reality may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

Circumstances do change, and if and when the landscape changes, Zanett shall endeavor to remain as flexible as possible, and adjust its strategy accordingly. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The abovementioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect Zanett, Inc., see Zanett, Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2004 and its Quarterly Report on Form 10-QSB for the quarter ended March 31 2005, June 30, 2005 and September 31, 2005.

Neither Zanett, Inc. nor Zanett Oracle Solutions is a part of, a division of, nor a subsidiary of, nor in any other manner connected with, Oracle, Inc, and no implication is made what-so-ever to suggest as such.

Contact:
BPC Financial Marketing for Zanett Inc.
John Baldissera, 800-368-1217

or

Whitbread Technology Partners
Jim Napier, 617-875-8045
jnapier@whitbreadtech.com